                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                               PENNZOIL COMPANY
            (Exact name of registrant as specified in its charter)

                DELAWARE                                 38-1016240
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

PENNZOIL PLACE, P.O. BOX 2967, HOUSTON, TEXAS            77252-2967
   (Address of principal executive offices)              (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class        Name of each exchange on which
               to be so registered           each class is to be registered

     4.90% EXCHANGEABLE SENIOR DEBENTURES     NEW YORK STOCK EXCHANGE, INC.
                   DUE 2008
     4.95% EXCHANGEABLE SENIOR DEBENTURES     NEW YORK STOCK EXCHANGE, INC.
                   DUE 2008

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securites Act registration statement file number to which this form relates:

     333-43003

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 NONE

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The material set forth in the section captioned "Description of New Debentures" in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-43003) of Pennzoil Company (the "Company"), filed with the Securities and Exchange Commission on June 30, 1998, is incorporated herein by reference.

ITEM 2.   EXHIBITS

          *1. Restated Certificate of Incorporation of the Company, as amended through May 10, 1996 (incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 1-05591 Exhibit 3).

          *2. Bylaws of the Company as amended through July 1, 1997 (incorporated herein by reference from the Company's Current Report on Form 8-K dated July 1, 1997, File No. 1-05591 Exhibit
               1).

          *3. Indenture, dated as of December 15, 1992, between the Company and Texas Commerce Bank National Association, as trustee (incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-05591 Exhibit 4(o)).

          *4. Proposed form of Third Supplemental Indenture between the Registrant and Chase Bank of Texas, National Association, as trustee, relating to the 4.90% exchangeable senior debentures due 2008 (incorporated herein by reference from the Company's Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-43003) filed with the Securities and Exchange Commission on June 30, 1998).

          *5. Proposed form of Fourth Supplemental Indenture between the Registrant and Chase Bank of Texas, National Association, as trustee, relating to the 4.95% exchangeable senior debentures due 2008 (incorporated herein by reference from the Company's Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-43003) filed with the Securities and Exchange Commission on June 30, 1998).

               *     Incorporated by reference

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 20th day of July, 1998.


PENNZOIL COMPANY


    /s/ DAVID P. ALDERSON, II
By:___________________________
   Name: David P. Alderson, II
   Title: Group Vice President - Finance and Accounting